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                                                                    Exhibit 23.3

                         Consent of Independent Auditor


     We consent to the incorporation by reference in the registration Statement on Form S-8 of Tech Data Corporation of our report dated March 28, 2000, relating to the consolidated balance sheet of Computer 2000 Aktiengesellschaft and subsidiaries as of January 31, 2000, which report appears in the January 31, 2000 annual report on Form 10-K of Tech Data Corporation.


/s/ KPMG Hartkopf + Rentrop Treuhand KG
KPMG Hartkopf + Rentrop Treuhand KG
Wirtschaftsprufungsgesellschaft
Cologne
April 13, 2001